UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C.  20549

————————————————

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2014

HERITAGE FINANCIAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-34902 (Commission File Number)	38-3814230 (I.R.S. Employer Identification No.)

721 North Westover Boulevard, Albany,  Georgia  31707

(Address of principal executive offices)

(229) 420-0000

Registrant's telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

Effective September 30, 2014 (the “Effective Time”), Heritage Financial Group, Inc. (the “Company”) completed its previously announced merger (the “Merger”) with Alarion Financial Services, Inc. (“Alarion”) pursuant to the Agreement and Plan of Merger, dated April 21, 2014, by and between the Company and Alarion (the “Merger Agreement”).  At the Effective Time, Alarion merged with and into the Company, with the Company as the surviving corporation of the Merger.  Under the terms of the Merger Agreement, each outstanding share of Alarion common stock was converted into the right to receive the merger consideration, consisting of 0.44 shares of Company's common stock plus cash in lieu of fractional shares.

Immediately following the Effective Time of the Merger, Alarion Bank, the wholly-owned bank subsidiary of Alarion, merged with and into HeritageBank of the South, the Company’s wholly-owned  bank subsidiary (the “Bank Merger”), with HeritageBank of the South surviving the Bank Merger.

At the Effective Time, each share of Alarion’s preferred stock outstanding immediately prior to the effective time of the Merger automatically converted into the right to receive one share of newly-designated Heritage preferred stock.  On September 30, 2014, the Company filed articles supplementary to its articles of incorporation (“Articles Supplementary”) for the purpose of fixing the preferences, limitations, and relative rights of the two new series of Heritage preferred stock:  6,514 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share (the “Heritage Series A Stock”), and 326 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share (the “Heritage Series B Stock”).  The Company issued $6,514,000 of Heritage Series A Stock and $326,000 of Heritage Series B Stock.  The foregoing description of the terms of the Articles Supplementary is not complete and is qualified in its entirety by reference to the full text of the Articles Supplementary, a copy of which is attached hereto as Exhibit 3.1.

In connection with the Merger Agreement, the Company also entered into an Exchange Agreement (the “Exchange Agreement”) with Jacobs Asset Management, LLC (“JAM”), an investor in the Company that owned approximately $4.5 million of Alarion’s preferred stock.  Pursuant to the Exchange Agreement, immediately following the Effective Time, the Company redeemed the preferred shares owned by JAM for 178,267 shares of Company common stock and $1.7 million in cash.  A copy of the Exchange Agreement is attached hereto as Exhibit G to the Merger Agreement, attached hereto as Exhibit 2.1, and incorporated herein by reference.  In addition, immediately following the Effective Time of the Merger, the Company redeemed all of the remaining preferred stock for $2.8 million of cash.

In total, at the Effective Time, the Company issued 1,336,879 shares of common stock, 1,158,612 to the former holders of Alarion common stock, and 178,267 to JAM pursuant to the Exchange Agreement.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 2.01 above is incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders

On September 29, 2014, at a special meeting of stockholders (the “Special Meeting”) of the Company, the Company’s stockholders approved the issuance of the shares of Company common stock to the former shareholders of Alarion in the Merger.  The stockholders had also been solicited to vote to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”), but such adjournment was deemed unnecessary and no vote on the Adjournment Proposal was held.

A breakdown of the votes cast is set forth below.

ForAgainstAbstentionsBroker Non-Votes

6,820,21424,6411,48543,078

Item 7.01. Regulation FD Disclosures

On October 1, 2014, the Company issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished in Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 days after the date upon which this Current Report on Form 8-K was required to be filed with the SEC.

(b) Pro Forma Financial Information.

Pro forma financial information required will be filed by amendment within 71 days after the date upon which this Current Report on Form 8-K was required to be filed with the SEC.

(d)  Exhibits

Exhibit No.Description

2.1Agreement and Plan of Merger by and between Heritage Financial Group, Inc. and Alarion Financial Services, Inc., dated as of April 21, 2014 (attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 22, 2014 and incorporated herein by reference).

3.1Articles Supplementary to the Articles of Incorporation.

99.1Copy of press release issued by the Company on October 1, 2014.1

1Furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE FINANCIAL GROUP, INC.

Date: October 2, 2014	By: /s/T. Heath Fountain
T. Heath Fountain
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.Description

2.1Agreement and Plan of Merger by and between Heritage Financial Group, Inc. and Alarion Financial Services, Inc., dated as of April 21, 2014 (attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 22, 2014 and incorporated herein by reference).

3.1Articles Supplementary to the Articles of Incorporation.

99.1Copy of press release issued by the Company on October 1, 2014.1

1Furnished, not filed.